UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE

ACT OF 1934

Date of Report (Date of earliest event reported): February 12, 2008 (November 28, 2007)

Behringer Harvard Opportunity REIT I, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-51961	20-1862323
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas

75001

(Address of principal executive offices)

(Zip Code)

(866) 655-3600

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Pursuant to the requirements of the Securities Exchange Act of 1934, Behringer Harvard Opportunity REIT I, Inc. (which may be referred to as the “Registrant,” the “Company,” “we,” “our,” or “us”) hereby amends our Current Report on Form 8-K filed on December 3, 2007 to provide the required financial statements relating to our acquisition of a 80% indirect ownership interest in HPFM (Becket House) Limited (“HPFM Becket House”), as described in such Current Report.

After reasonable inquiry, we are not aware of any material factors relating to the Becket House that would cause the reported revenues and certain operating expenses relating to it not to be necessarily indicative of future operating results.

Item 9.01               Financial Statements and Exhibits.

		Page

(a)	Financial Statements of Businesses Acquired.

	Independent Auditors’ Report	3

	Statements of Revenues and Certain Operating Expenses for the six months ended October 31, 2007 (Unaudited) and for the year ended April 30, 2007	4

	Notes to the Statements of Revenues and Certain Operating Expenses for the six months ended October 31, 2007 (Unaudited) and for the year ended April 30, 2007	5

(b)	Pro Forma Financial Information.

	Unaudited Pro Forma Consolidated Financial Information	7

	Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2007	8

	Unaudited Pro Forma Consolidated Statement of Operations for the nine months ended September 30, 2007	9

	Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2006	10

	Notes to Unaudited Pro Forma Consolidated Financial Statements	11

(c)	Shell Company Transactions.

	Not applicable.

(d)	Exhibits.

	None.

Independent Auditors’ Report

To the Board of Directors and Stockholders of

Behringer Harvard Opportunity REIT I, Inc.

Addison, Texas

We have audited the accompanying statement of revenues and certain operating expenses of the Becket House, an office building located in London, England (the “Historical Summary”) for the year ended April 30, 2007.  This Historical Summary is the responsibility of the Becket House’s management.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting, as it relates to the Historical Summary, as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Becket House’s internal control over financial reporting, as it relates to the Historical Summary.  Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary.  We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in this Form 8-K/A of Behringer Harvard Opportunity REIT I, Inc.) as described in Note 1 to the Historical Summary and is not intended to be a complete presentation of the Becket House’s revenues and operating expenses.

In our opinion, the Historical Summary presents fairly, in all material respects, the revenue and certain operating expenses described in Note 1 to the Historical Summary of the Becket House for the year ended April 30, 2007, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Dallas, Texas

February 4, 2008

Becket House

Statements of Revenues and Certain Operating Expenses

For the Six Months Ended October 31, 2007 (Unaudited) and

For the Year Ended April 30, 2007

	Six Months Ended October 31, 2007	Year Ended April 30, 2007
	(unaudited)
Revenues
Rental income	$1,869,320	$3,543,615
Tenant reimbursement and other income	352,561	674,142
Total revenues	2,221,881	4,217,757

Certain Operating Expenses
Property operating expenses	1,005,126	1,912,668
Interest expense	149,123	—
Management fees	37,386	70,872
General and administrative expenses	14,202	36,391
Total certain operating expenses	1,205,837	2,019,931

Interest income	26,006	18,331

Revenues in excess of certain operating expenses	$1,042,050	$2,216,157

See accompanying Notes to the Statements of Revenues and Certain Operating Expenses.

Becket House

Notes to the Statements of Revenues and Certain Operating Expenses

For the Six Months Ended October 31, 2007 (Unaudited) and

For the Year Ended April 30, 2007

1.                                      Basis of Presentation

Effective November 28, 2007, Behringer Harvard Opportunity REIT I, Inc., acquired an 80% indirect ownership interest in HPFM (Becket House) Limited (“HPFM Becket House”) through Behringer Harvard Becket House, LLC, a Delaware limited liability company that is a wholly owned subsidiary of Behringer Harvard Opportunity OP I, LP, our operating partnership. Purchase of the shares in HPFM Becket House was sourced through Hunter Property Fund Management Limited (“HPFM”), which formed HPFM Becket House as a limited company organized under the laws of Guernsey, a British Crown dependency.  HPFM Becket House’s sole operating asset is a leasehold interest consisting of six floors, or approximately 46,200 rentable square feet (unaudited), of the Becket House.  The Becket House is a post-war office building located within the financial district of London, England at 81-90 Cheapside Street consisting primarily of a basement, ground floor, and eight additional floors.  The aggregate purchase price for our 80% ownership interest, consisting of 7,200 shares in HPFM Becket House, was £6.1 million, or approximately $12.6 million, exclusive of closing and other acquisition costs and assumed debt of approximately £12.7 million ($26.2 million) (see Note 5), and was paid from proceeds of our offering of common stock to the public. An additional £1.1 million ($2.3 million), or approximately £150 ($311) per share, may be funded as additional capital at a later date and is contingent upon future shareholder decisions regarding the strategic utilization of the Becket House leasehold interest. The remaining 20% interest is owned by non-affiliates, including HPFM.

The statements of revenues and certain operating expenses (the “Historical Summaries”) have been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”) which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The Historical Summaries includes the historical revenues and certain operating expenses of the Becket House, exclusive of early termination fees, asset management fees, and depreciation and amortization, which may not be comparable to the proposed future operations of the Becket House.

The statement of revenues and certain operating expenses and notes thereto for the six months ended October 31, 2007 included in this report are unaudited. In the opinion of the Company’s management, all adjustments necessary for a fair presentation of such statement of revenues and certain operating expenses have been included. Such adjustments consisted of normal recurring items. Interim results are not necessarily indicative of results for a full year.

2.                                      Principles of Reporting and Use of Estimates

The presentation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and certain operating expenses during the reporting period.  Actual results may differ from those estimates.

3.                                      Significant Accounting Policies

 Revenue Recognition

The Becket House’s operations consist of rental income earned from its tenants under lease agreements which provide for minimum rent payments.  Rental payments under current lease agreements require quarterly payments, which occur between two to six days prior to the calendar quarter in accordance with local UK custom.

All leases have been accounted for as operating leases.  Aggregate lease payments are recognized as rental income on the straight-line basis over the entire terms of the leases.  Reimbursement income consists of recovery of certain basic operating costs over an established base amount.  Recoveries are recognized as revenue in the period the applicable costs are incurred.

Becket House

Notes to the Statements of Revenues and Certain Operating Expenses

For the Six Months Ended October 31, 2007 (Unaudited) and

For the Year Ended April 30, 2007

4.                                      Leases

The aggregate annual minimum future rental income on the non-cancelable operating leases held in effect as of April 30, 2007, converted at the exchange rate of £0.5007 to $1, is as follows:

Year Ending December 31,	Amount
2008	$3,703,465
2009	2,404,716
2010	—
2011	—
2012	—
Thereafter	—

$6,108,181

Minimum future rental income represents the base rent required to be paid under the terms of the leases exclusive of charges for contingent rents, electrical services, real estate taxes, and operating cost escalations.

5.                                      Long-Term Debt (unaudited)

On September 30, 2007, HPFM Becket House entered into a loan agreement with The Royal Bank of Scotland PLC for £12.7 million, or approximately $26 million, at inception. The interest rate under the loan is The Royal Bank of Scotland PLC’s base lending rate plus 1.25% per annum (7% at October 31, 2007). Quarterly payments of interest only are required with any remaining balance payable at the maturity date, January 31, 2009. Prepayment in whole or any part in multiples of £100,000 (approximately $207,000 at October 31, 2007) is permitted provided that prior written notice of not less than five business days is given to the lender. The loan is secured by the Becket House leasehold interest. The loan agreement includes covenants that require the Becket House to maintain certain security and interest coverage ratios.

6.                                      Concentrations and Commitments

The following presents rental income (base rent) from tenants who individually represented more than 10% of the Becket House aggregate rental income for the year ended April 30, 2007:

Name	Amount
Citigroup Global Markets Europe Limited	$2,883,890
Wavecrest (UK) Limited	$654,756

* * * * * * * * * * * *

Behringer Harvard Opportunity REIT I, Inc.

Unaudited Pro Forma Consolidated Financial Information

On November 28, 2007, we acquired an 80% indirect ownership interest in HPFM (Becket House) Limited (“HPFM Becket House”) through Behringer Harvard Becket House, LLC, a Delaware limited liability company that is a wholly owned subsidiary of Behringer Harvard Opportunity OP I, LP, our operating partnership. Purchase of the shares in HPFM Becket House was sourced through Hunter Property Fund Management Limited (“HPFM”), which formed HPFM Becket House as a limited company organized under the laws of Guernsey, a British Crown dependency.  HPFM Becket House owns a leasehold interest in an office building consisting of six floors, or approximately 46,200 rentable square feet (unaudited), of the Becket House, located within the financial district of London, England at 81-90 Cheapside Street.

HPFM Becket House was acquired for approximately $43.3 million including acquisition and closing costs.  For our 80% interest, consisting of 7,200 shares in HPFM Becket House, we paid cash of approximately $12.6 million, plus we assumed debt of $26.2 million.  The cash consideration was paid from proceeds of our offering of common stock to the public.  In our opinion, all material adjustments necessary to reflect the effects of the above transaction have been made.

The following unaudited pro forma consolidated balance sheet as of September 30, 2007 is presented as if we acquired HPFM Becket House on September 30, 2007.  The following unaudited pro forma consolidated statements of operations for the nine months ended September 30, 2007 and for the year ended December 31, 2006 are presented as if we had acquired HPFM Becket House on January 1, 2006.  This unaudited pro forma consolidated financial information should be read in conjunction with the historical financial statements and notes thereto as filed in our quarterly report on Form 10-Q for the nine months ended September 30, 2007 and our annual report on Form 10-K for the year ended December 31, 2006 and are not necessarily indicative of what the actual financial position or results of operations would have been had we completed the transaction as of the beginning of the periods presented, nor is it necessarily indicative of future results.

Behringer Harvard Opportunity REIT I, Inc.

Consolidated Balance Sheet

(Unaudited)

	September 30, 2007 as Reported (a)	Pro Forma Adjustments (b)	Pro Forma September 30, 2007

Assets
Real estate
Land and improvements, net	$98,309,175	$—	$98,309,175
Buildings and improvements, net	266,436,034	—	266,436,034
Real estate under development	79,546,085	—	79,546,085
Total real estate	444,291,294	—	444,291,294

Condominium inventory	66,615,391	—	66,615,391
Cash and cash equivalents	47,782,912	(13,904,412)	33,879,583
		1,083
Restricted cash	9,746,895	—	9,746,895
Accounts receivable, net	5,297,410	—	5,297,410
Prepaid expenses and other assets	1,563,648	644,874	2,208,522
Leasehold interest	—	43,032,077	43,032,077
Investment in unconsolidated joint venture	36,457,401	—	36,457,401
Furniture, fixtures and equipment, net	9,078,895	—	9,078,895
Deferred financing fees, net	2,674,456	—	2,674,456
Notes receivable	1,779,189	—	1,779,189
Lease intangibles, net	26,043,555	2,115,836	28,159,391
Other intangibles, net	10,832,096	—	10,832,096
Total assets	$662,163,142	$31,889,458	$694,052,600

Liabilities and Stockholders’ Equity
Mortgages payable	$187,378,547	$26,207,720	$213,586,267
Accounts payable	4,991,169	—	4,991,169
Payables to related parties	745,024	—	745,024
Acquired below-market leases, net	18,674,610	1,380,916	20,055,526
Distributions payable	1,142,632	—	1,142,632
Accrued liabilities	14,386,966	565,375	14,952,341
Subscriptions for common stock	1,207,690	—	1,207,690
Other liabilities	279,307	578,139	857,446
Total liabilities	228,805,945	28,732,150	257,538,095

Commitments and contingencies

Minority interest	13,075,132	3,157,308	16,232,440

Stockholders’ Equity
Preferred stock, $.0001 par value per share; 50,000,000 shares authorized, none outstanding	—	—	—
Convertible stock, $.0001 par value per share; 1,000 shares authorized, issued, and outstanding	—	—	—
Common stock, $.0001 par value per share; 350,000,000 shares authorized, 48,135,066 shares issued and outstanding at September 30, 2007	4,814	—	4,814
Additional paid-in capital	428,480,823	—	428,480,823
Accumulated distributions in excess of net income (loss)	(8,106,962)	—	(8,106,962)
Accumulated other comprehensive loss	(96,610)	—	(96,610)
Total stockholders’ equity	420,282,065	—	420,282,065
Total liabilities and stockholders’ equity	$662,163,142	$31,889,458	$694,052,600

See accompanying Notes to Unaudited Pro Forma Consolidated Financial Statements.

Behringer Harvard Opportunity REIT I, Inc.

Unaudited Pro Forma Consolidated Statement of Operations

For the Nine Months Ended September 30, 2007

	Nine Months Ended September 30, 2007 as Reported (a)	Prior Acquisitions Pro Forma Adjustments (b)	Statement of Revenues and Certain Operating Expenses (c)	Other Pro Forma Adjustments		Pro Forma Nine Months Ended September 30, 2007

Revenues
Rental revenue	$19,219,816	$11,348,466	$3,332,822	$242,935	(d)	$34,144,039
Hotel revenue	3,220,095	3,039,189	—	—		6,259,284
Total revenues	22,439,911	14,387,655	3,332,822	242,935		40,403,323

Expenses
Property operating expenses	7,490,410	5,622,332	1,507,689	—		14,620,431
Interest expense	4,060,947	2,939,139	223,685	—		7,223,771
Real estate taxes	2,255,907	1,872,688	—	—		4,128,595
Property management fees	546,478	450,446	56,079	(56,079	)(e)	1,146,901
				149,977	(f)
Asset management fees	1,508,665	919,064	—	188,974	(g)	2,616,703
General and administrative	1,015,514	734,583	21,303	—		1,771,400
Advertising costs	781,312	156,685	—	—		937,997
Depreciation and amortization	8,040,099	6,428,562	—	825,216	(h)	15,293,877
Total expenses	25,699,332	19,123,499	1,808,756	1,108,088		47,739,675

Interest income	2,939,326	95	39,009	—		2,978,430
Equity in losses of unconsolidated joint ventures	(295,039)	—	—	—		(295,039)
Minority interest	(209,632)	927,391	—	173,031	(i)	890,790

Income (loss) before taxes	(824,766)	(3,808,358)	1,563,075	(692,122)		(3,762,171)

Provision for income taxes	70,845	—	—	—		70,845

Net income (loss)	$(895,611)	$(3,808,358)	$1,563,075	$(692,122)		$(3,833,016)

Weighted average shares outstanding:
Basic and diluted	31,154,323			7,424,794	(j)	38,579,117

Loss per share:
Basic and diluted	$(0.03)					$(0.10)

See accompanying Notes to Unaudited Pro Forma Consolidated Financial Statements.

Behringer Harvard Opportunity REIT I, Inc.

Unaudited Pro Forma Consolidated Statement of Operations

For the Year Ended December 31, 2006

	Year Ended December 31, 2006 as Reported	Prior Acquisition Pro Forma Adjustments	Statement of Revenues and Certain Operating Expenses	Other Pro Forma		Pro Forma Year Ended December 31,
	(a)	(b)	(c)	Adjustments		2006

Revenues
Rental revenue	$4,660,664	$37,543,676	$4,217,757	$323,913	(d)	$46,746,010
Hotel revenue	—	7,122,271	—	—		7,122,271
Total revenues	4,660,664	44,665,947	4,217,757	323,913		53,868,281

Expenses
Property operating expenses	1,555,818	14,176,305	1,912,668	—		17,644,791
Interest expense	560,018	7,131,879	—	—		7,691,897
Real estate taxes	431,788	5,111,734	—	—		5,543,522
Property management fees	155,407	1,518,739	70,872	(70,872	)(e)	1,863,945
				189,799	(f)
Asset management fees	200,120	2,708,371	—	251,966	(g)	3,160,457
General and administrative	855,494	1,691,978	36,391	—		2,583,863
Depreciation and amortization	1,351,054	18,239,867	—	1,100,289	(h)	20,691,210
Total expenses	5,109,699	50,578,873	2,019,931	1,471,182		59,179,685

Interest income	2,748,918	78,817	18,331	—		2,846,066
Minority interest	90,935	1,759,806	—	229,454	(i)	2,080,195
Net income (loss)	$2,390,818	$(4,074,303)	$2,216,157	$(917,815)		$(385,143)

Weighted average shares outstanding:
Basic	9,629,398			28,949,719	(j)	38,579,117
Diluted	9,646,771			28,932,346	(j)	38,579,117

Earnings (loss) per share:
Basic	$0.25					$(0.01)
Diluted	$0.25					$(0.01)

See accompanying Notes to Unaudited Pro Forma Consolidated Financial Statements.

Behringer Harvard Opportunity REIT I, Inc.

Notes to Unaudited Pro Forma Consolidated Financial Statements

Unaudited Pro Forma Consolidated Balance Sheet

a.                                       Reflects our historical consolidated balance sheet as of September 30, 2007.

b.                                      Reflects the acquisition of HPFM Becket House for approximately $43.3 million including acquisition and closing costs.  For our 80% interest, consisting of 7,200 shares of HPFM Becket House, we paid cash of approximately $12.6 million, excluding closing costs, plus we assumed debt of approximately $26.2 million.  We have preliminarily allocated our purchase price, plus acquisition and closing costs, to the assets and liabilities below and estimated the remaining useful lives of the tangible and intangible assets as follows:

Description	Allocation	Estimated Useful Life

Leasehold interest	$43,032,077	101.6 years
Above/(below)-market leases, net	(674,819)	2 years
Tenant improvements, leasing commissions & legal fees	53,834	2 years
In-place leases	1,355,905	2 years
Cash and cash equivalents	1,083
Prepaid expenses and other assets	644,874
Accrued liabilities	(565,375)
Other liabilites	(578,139)
	$43,269,440

We have preliminarily allocated the purchase price to the above tangible and identified intangible assets acquired and liabilities assumed based on their relative fair values in accordance with Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” as follows:

We determine the fair value of assumed debt by calculating the net present value of the scheduled mortgage payments using interest rates for debt with similar terms and remaining maturities that management believes we could obtain.  Any difference between the fair value and stated value of the assumed debt is recorded as a discount or premium and amortized over the remaining life of the loan.

The fair value of the tangible asset acquired, consisting of a leasehold interest, was obtained from an appraisal and determined by using discounted cash flow analyses.  The value of the leasehold interest is depreciated over the remaining contractual term of 101.6 years using the straight-line method.

We determine the value of above-market and below-market in-place leases for acquired properties based on the present value (using an interest rate that reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) management’s estimate of current market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable terms of the respective leases.  We record the fair value of above-market and below-market leases as intangible assets or intangible liabilities, respectively, and amortize them as an adjustment to rental income over the remaining non-cancelable terms of the respective leases using the straight-line method.

The total value of identified real estate intangible assets acquired is further allocated to in-place lease values and tenant relationships based on our evaluation of the specific characteristics of each tenant’s lease.  The aggregate value of in-place leases acquired is determined by applying a fair value model.  The estimates of fair value of in-place leases include an estimate of carrying costs during the expected lease-up periods for the respective spaces, considering current market conditions.  In estimating fair value of in-place leases, we consider items such as real estate taxes, insurance and other operating expenses, as well as lost rental revenue during the expected lease-up period and carrying costs that would have otherwise been incurred had the leases not been in place, including tenant improvements and commissions.

We amortize the value of in-place leases to expense over the terms of the respective leases.  The value of tenant relationship intangibles is amortized to expense over the initial term and any anticipated renewal periods, but in no event does the amortization period for intangible assets exceed the remaining depreciable life of the leasehold interest.  Should a tenant terminate its lease, the unamortized portion of the in-place lease value and tenant relationship intangibles would be charged to expense.

Behringer Harvard Opportunity REIT I, Inc.

Notes to Unaudited Pro Forma Consolidated Financial Statements

Unaudited Pro Forma Consolidated Statement of Operations for the nine months ended September 30, 2007

a.                                       Reflects our historical operations for the nine months ended September 30, 2007.

b.                                      Reflects the combined pro forma results for the acquisition of Santa Clara Tech Center on May 2, 2007, 5000 S. Bowen Road on May 10, 2007, the Lodge & Spa at Cordillera on June 6, 2007, Frisco Square on August 3, 2007, and the Houston Portfolio on September 13, 2007, for periods prior to the respective acquisition date.

c.                                       Reflects the historical revenues and certain operating expenses of the Becket House for the six month fiscal period ended October 31, 2007, adjusted pro rata for the nine months ended September 30, 2007.

d.                                      Reflects the pro forma straight-line amortization of the above-market and below-market leases over the remaining non-cancelable terms of the leases, or approximately 25 months.

e.                                       Reflects the reversal of historical property management fees for the Becket House.

f.                                         Reflects the property management fees associated with the current management of the Becket House, for a fee of 4.5% of annual gross revenues.

g.                                      Reflects the asset management fees associated with the Becket House, for an annual asset management fee of 0.75% of the asset’s aggregate value.

h.                                      Reflects the depreciation and amortization of the Becket House using the straight-line method over the estimated useful lives.  See Unaudited Pro Forma Consolidated Balance Sheet - Note b.

i.                                          Reflects the 20% minority interest in HPFM Becket House.

j.                                          Reflects the adjustment to the historical weighted average number of shares of common stock outstanding to reflect the acceptance of shares needed to provide for the cash purchase price of our property investments.  The adjustment is computed as follows:

	Pro Forma Nine Months Ended September 30, 2007

Cash needed to acquire 12600 Whitewater	$9,040,524
Cash needed to acquire Ferncroft Corporate Center	27,836,297
Cash needed to acquire Chase Park Plaza	47,015,127
Cash needed to acquire Bent Tree Green	12,032,922
Cash needed to acquire Las Colinas Commons	16,406,126
Cash needed to acquire Santa Clara Tech Center	21,982,107
Cash needed to acquire interest in Royal Island	22,225,753
Cash needed to acquire 5000 S. Bowen Road	18,966,772
Cash needed to acquire the Lodge & Spa at Cordillera	35,675,329
Cash needed to acquire Rio Salado	7,379,759
Cash needed to acquire Frisco Square	37,060,451
Cash needed to acquire the Houston Portfolio	73,828,565
Cash needed to acquire the Becket House	13,904,412
	$343,354,144

Net cash received from each share of common stock issued	$8.90	(1)

Common stock needed to purchase the properties listed above	38,579,117
Less historical basic weighted average of common stock outstanding at September 30, 2007	(31,154,323)
	7,424,794

(1)   Net cash received per share of common stock issued is computed as $10 gross proceeds per share less $0.70 commissions per share, $0.20 broker dealer fees per share, and $0.20 organization and offering costs per share.

Behringer Harvard Opportunity REIT I, Inc.

Notes to Unaudited Pro Forma Consolidated Financial Statements

Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2006

a.                                       Reflects our historical operations for the year ended December 31, 2006.

b.                                      Reflects the combined pro forma results for the acquisition of 12600 Whitewater on March 1, 2006, Ferncroft Corporate Center on July 13, 2006, Chase Park Plaza on December 8, 2006, Bent Tree Green on December 13, 2006, Las Colinas Commons on December 20, 2006, Santa Clara Tech Center on May 2, 2007, 5000 S. Bowen Road on May 10, 2007, the Lodge & Spa at Cordillera on June 6, 2007, Frisco Square on August 3, 2007, and the Houston Portfolio on September 13, 2007, for periods prior to the respective acquisition date.

c.                                       Reflects the historical revenues and certain operating expenses of the Becket House for the fiscal year ended April 30, 2007.

d.                                      Reflects the pro forma straight-line amortization of the above-market and below-market leases over the remaining non-cancelable terms of the leases, or approximately 25 months.

e.                                       Reflects the reversal of historical property management fees for the Becket House.

f.                                         Reflects the property management fees associated with the current management of the Becket House, for a fee of 4.5% of annual gross revenues.

g.                                      Reflects the asset management fees associated with the Becket House, for an annual asset management fee of 0.75% of the asset’s aggregate value.

h.                                      Reflects the depreciation and amortization of the Becket House using the straight-line method over the estimated useful lives.  See Unaudited Pro Forma Consolidated Balance Sheet - Note b.

i.                                          Reflects the 20% minority interest in HPFM Becket House.

Behringer Harvard Opportunity REIT I, Inc.

Notes to Unaudited Pro Forma Consolidated Financial Statements

j.                                          Reflects the adjustment to the historical weighted average number of shares of common stock outstanding to reflect the acceptance of shares needed to provide for the cash purchase price of our property investments.  The adjustment is computed as follows:

Pro Forma
Year Ended
December 31, 2006

Cash needed to acquire 12600 Whitewater	$9,040,524
Cash needed to acquire Ferncroft Corporate Center	27,836,297
Cash needed to acquire Chase Park Plaza	47,015,127
Cash needed to acquire Bent Tree Green	12,032,922
Cash needed to acquire Las Colinas Commons	16,406,126
Cash needed to acquire Santa Clara Tech Center	21,982,107
Cash needed to acquire interest in Royal Island	22,225,753
Cash needed to acquire 5000 S. Bowen Road	18,966,772
Cash needed to acquire the Lodge & Spa at Cordillera	35,675,329
Cash needed to acquire Rio Salado	7,379,759
Cash needed to acquire Frisco Square	37,060,451
Cash needed to acquire the Houston Portfolio	73,828,565
Cash needed to acquire the Becket House	13,904,412
$343,354,144

Net cash received from each share of common stock issued	$8.90 (1)
Basic
Common stock needed to purchase the properties listed above	38,579,117
Less historical weighted average of common stock outstanding at December 31, 2006	(9,629,398)
28,949,719
Diluted
Common stock needed to purchase the properties listed above	38,579,117
Less historical weighted average of common stock outstanding at December 31, 2006	(9,646,771)
28,932,346

(1)   Net cash received per share of common stock issued is computed as $10 gross proceeds per share less $0.70 commissions per share, $0.20 broker dealer fees per share, and $0.20 organization and offering costs per share.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEHRINGER HARVARD OPPORTUNITY REIT I, INC.

Dated: February 12, 2008	By:	/s/ Gary S. Bresky
Gary S. Bresky
Chief Financial Officer